Exhibit 32.1



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Rocky Mountain Minerals, Inc. (the "Company") on Form 10-Q for the quarter ended April 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, W. Ray Hill, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: June 14, 2005


By: /s/ W. Ray Hill
    -----------------------
Chief Executive Officer and
Chief Financial Officer




     A signed original of this written statement required by Section 906 has been provided to Rocky Mountain Minerals, Inc. And will be retained by Rocky Mountain Minerals, Inc. And furnished to the Securities and Exchange Commission or its staff upon request.